EXHIBIT 99.1

Global Geophysical Services Announces 2nd Quarter Earnings Call

HOUSTON, July 20, 2010 (GLOBE NEWSWIRE) -- Global Geophysical Services, Inc. (NYSE:GGS) announced today that it plans to publicly release financial results for its quarter ended June 30, 2010, the Company's second quarter of fiscal 2010, before the market opens on Thursday, August 5, 2010.

An investor conference call to review the first quarter results will be held on Thursday, August 5, 2010 at 9:00 a.m. Eastern Time.

Investors and analysts are invited to participate in the call by phone or via the internet webcast at: http://ir.globalgeophysical.com/

Conference Call Information:

Conference ID: 89507818

Conference Topic: Global Geophysical Services Q2 Earnings Call

Date of Call: 08/05/2010

Time of Call: 09:00 a.m. Eastern Time

Domestic Participants Toll free: +1 (877) 312-5527

International or Domestic Participants Toll: +1 (253) 237-1145

The call will also be archived for on-demand replay for 30 days.

Replay Telephone Numbers:

Toll:  +1 (706) 645-9291

Toll free:  +1 (800) 642-1687

Conference ID: 89507818

About Global Geophysical Services, Inc.

Global Geophysical Services (NYSE:GGS) is a leading worldwide provider of "reservoir grade" (RG3D®) seismic data acquisition services, data processing, interpretation services and multi-client seismic data library products to an international client base. Headquartered in Houston, Texas, GGS was built from the ground up by a team of the most experienced leaders in the seismic industry. Global Geophysical Services combines innovative design techniques and environmental responsibility with advanced application of modern and emerging technologies to facilitate the success of its clients. To learn more about Global Geophysical, visit www.GlobalGeophysical.com.

The Global Geophysical Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7300

CONTACT:  Global Geophysical Services, Inc.
          Mathew Verghese, Chief Financial Officer
          713-808-1750
          Fax: (713) 972-1008
          ir@globalgeophysical.com
          www.globalgeophysical.com